SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2009

COPANO ENERGY, L.L.C.
(Exact name of registrant as specified in its charter)

Delaware	001-32329	51-0411678
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 Allen Parkway, Suite 1200 Houston, Texas		77019
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, including Area Code: (713) 621-9547

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On December 31, 2009, Copano Energy, L.L.C. (“Copano”), certain of its subsidiaries and Copano/Operations, Inc. (“Copano/Operations”) terminated the Administrative and Operating Services Agreement dated November 15, 2004 (the “Original Agreement”) under which Copano/Operations provided management, operations and administrative services to Copano and certain of its subsidiaries.  Copano/Operations is owned by Copano Bay Trust Number One, the sole beneficiary of which was John R. Eckel, Jr., Copano’s late Chairman and Chief Executive Officer.  Douglas L. Lawing, Copano’s Executive Vice President, General Counsel and Secretary serves as one of three trustees of the trust, with the power to appoint additional trustees, and was elected sole Director and President of Copano/Operations after Mr. Eckel’s death in November 2009.  Also on December 31, 2009, CPNO Services, L.P., a wholly owned subsidiary of Copano (“CPNO Services”), and Copano/Operations entered into an Administrative and Operating Services Agreement (the “Modified Agreement”) to replace the Original Agreement.  The Modified Agreement and the termination of the Original Agreement were effective January 1, 2010.

The parties terminated the Original Agreement and entered into the Modified Agreement to modify the arrangement by which Copano/Operations and its affiliates and Copano and its subsidiaries share certain employees, office space, equipment, goods and services.  CPNO Services now employs the shared personnel formerly provided by Copano/Operations under the Original Agreement, and has assumed responsibility for procuring the shared facilities, goods and services (and related obligations such as office and equipment leases) formerly provided by Copano/Operations.  Under the Modified Agreement, CPNO Services and its affiliates provide Copano/Operations with administrative and operating personnel, office space, equipment and supplies in exchange for (A) a monthly charge of $25,000 and (B) rights to use office artwork and a vessel owned by Copano/Operations, and insurance related to these assets.  The initial term of the Modified Agreement ends December 31, 2010, and thereafter the Modified Agreement will continue from year to year unless either party provides a termination notice at least 60 days before renewal.

       The Conflicts Committee of Copano’s Board of Directors, upon determining that the Modified Agreement was fair and reasonable to Copano, taking into account the totality of the relationships between the parties involved, approved Copano’s termination of the Original Agreement and CPNO Services’ entry into the Modified Agreement.  The Audit Committee of Copano’s Board will monitor transactions under the Modified Agreement on a quarterly basis, and will review the monthly charge in August 2010, and annually thereafter, to determine whether the charge represents net reasonable value for the goods and services provided by the parties.  The charge will be adjusted if the Audit Committee determines that the charge is more than 2% in excess of or below reasonable value.

Item 1.02                      Termination of a Material Definitive Agreement.

Disclosure under Item 1.01 above is responsive to this Item 1.02 and is incorporated into this Item 1.02 by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COPANO ENERGY, L.L.C.

Date: January 7, 2010	By:	/s/ Douglas L. Lawing
Douglas L. Lawing
Executive Vice President, General Counsel
and Secretary